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                                                                    EXHIBIT 11

                       STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                            (In Thousands, Except Per Share Amounts)




                                   YEAR ENDED                  NINE MONTHS
                                  DECEMBER 31,              ENDED SEPTEMBER 30,
                              ----------------------       --------------------

                              1993      1994     1995         1995      1996
                              ----      ----     ----         ----      ----


Net income (loss)......... $( 4,626) $( 2,467) $ 3,229      $  873    $(539)

Preferred stock dividends.    (210)     (210)    (210)       (158)     (158)
                            -------    ------    -----       -----      ----
Net income (loss)
 applicable to common
 and Class B common stock.$( 4,836) $( 2,677) $ 3,019      $   715    $(697)
                          --------   -------   ------      -------     -----
                          --------   -------   ------      -------     -----

Pro Forma:
     Historical Net Loss                                              $(697)
     Pro Forma Adjustments:
          Special Compensation                                          672
                                                                      ------
     Pro Forma Net Loss                                               $ (25)
                                                                      ------
                                                                      ------

Weighted average number
 of common, Class B common
 and common equivalent
 shares outstanding
 (includes effect of
 options granted
 within one year
 of offering).............  17,776    19,230   19,518       19,518    19,281
                           -------    ------   ------       ------    ------
                           -------    ------   ------       ------    ------

Primary and fully
 diluted net income
 (loss) per share......... $( 0.27)  $( 0.14)  $ 0.15       $ 0.04
                           --------  -------   ------       ------
                           --------  -------   ------       ------

Primary and Fully
 diluted
Pro Forma Net Income
(Loss) Per Shares                                                     $  .00
                                                                      ------
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